EXHIBIT 99.1

Contacts:	Sard Verbinnen & Co
URS Corporation	Hugh Burns/Jamie Tully/Briana Kelly
Sam Ramraj	(212) 687-8080
Vice President, Investor Relations
(415) 774-2700

URS CORPORATION REPORTS FIRST QUARTER 2010 RESULTS

Strength in Federal and Infrastructure Markets Offsets Continuing Weakness in Private Sector

Tax Benefit Contributes to EPS of $1.17 and Increase in Guidance

SAN FRANCISCO, CA – May 12, 2010 – URS Corporation (NYSE: URS) today reported its financial results for the first quarter of fiscal 2010, which ended on April 2, 2010.  Revenues for the quarter were $2.21 billion, compared with $2.52 billion recorded during the first quarter of 2009. Operating income was $125.2 million in 2010, compared with the $163.1 million reported in the year-ago period. The first quarter of fiscal 2009 included operating income from MIBRAG, a German mining and power business, which was sold in June of 2009.  URS net income increased to $95.6 million compared with the $75.5 million reported last year, primarily due to a tax benefit recorded in the quarter.  Diluted earnings per share (“EPS”) were $1.17, 27.2% higher than the $0.92 reported for the first quarter of 2009.

Financial results for the first quarter of 2010 included a net tax benefit of $42.1 million resulting from the Company’s decision to indefinitely reinvest all of the earnings of its international operations as part of its strategy to expand its business globally.

The Company’s backlog was $17.5 billion at the end of the quarter, compared to $17.3 billion as of January 1, 2010, the last day of the Company’s 2009 fiscal year.  The Company ended the quarter with a book of business of $29.9 billion, compared with $29.4 billion at the end of fiscal 2009.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “Revenues and operating income declined in the first quarter of fiscal 2010 as compared to 2009, but we remain on track to meet our financial guidance for 2010.  URS’ performance during the first quarter and our outlook for the full year reflect the continued strength of the federal sector and infrastructure markets and our success in positioning URS in some of the fastest growing segments of these markets.  While capital spending in the power and industrial and commercial sectors remains low, we continue to see signs of recovery in these markets, including increased project planning work by our clients, which should drive increased opportunities for our business.  Our expectations for the year are supported by our continued success in winning new assignments, particularly in the federal and infrastructure markets, which is reflected in our strong book of business.”

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its three segments:  Infrastructure & Environment, Federal Services, and Energy & Construction.  The Infrastructure & Environment segment includes program management, planning, design and engineering, construction management, and operations and maintenance services in the federal, infrastructure, and industrial and commercial markets.  The Federal Services segment primarily includes program management, planning, systems engineering and technical assistance, construction and construction management, operations and maintenance, and decommissioning and closure services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other federal agencies.  The Energy & Construction segment includes program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to clients in the power, infrastructure, industrial and commercial, and federal markets.

Infrastructure & Environment.  For the first quarter of 2010, the Infrastructure & Environment segment reported revenues of $775.1 million and operating income of $51.4 million, compared to revenues of $831.6 million and operating income of $63.5 million for the corresponding period in 2009.

Federal Services.  For the first quarter of 2010, the Federal Services segment reported revenues of $637.5 million and operating income of $35.7 million, compared to revenues of $634.4 million and operating income of $35.9 million for the corresponding period in 2009.

Energy & Construction.  For the first quarter of 2010, the Energy & Construction segment reported revenues of $808.1 million and operating income of $58.4 million, compared to revenues of $1.07 billion and operating income of $81.8 million for the corresponding period in 2009.

Outlook for the Remainder of Fiscal 2010

URS reaffirmed its expectation that fiscal 2010 revenues will be between $9.4 billion and $9.7 billion.  Based on URS’ decision to indefinitely reinvest the earnings of all of its international subsidiaries, the Company recognized a significant net tax benefit in the first quarter.  The Company’s original fiscal 2010 guidance included a $20 million net tax benefit in the first quarter and a 36% tax rate for the full year.  This was due to the Company’s decision to reinvest the proceeds received from the sale of its interest in MIBRAG.  However, in the first quarter, the Company decided to indefinitely reinvest the earnings of all of its international operations, which resulted in a net tax benefit in the quarter of $42.1 million, an increase of $22.1 million.  As a result, the Company now expects that its tax rate for the 2010 fiscal year will be approximately 31%.

URS now expects that EPS for fiscal 2010 will be between $3.65 and $3.75 per share, on a diluted basis, compared with its prior expectation of between $3.35 and $3.45 per share.  The Company continues to expect that fully diluted weighted-average shares outstanding for 2010 will be approximately 81.5 million.

Webcast Information

URS will host a dial-in conference call on Thursday, May 13, 2010 at 11:00 a.m. (EDT) to discuss its first quarter fiscal 2010 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urscorp.com.

URS Corporation (NYSE: URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs.  Headquartered in San Francisco, URS Corporation has approximately 42,000 employees in a network of offices in more than 30 countries (www.urscorp.com).

TABLES TO FOLLOW

Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, future net income and earnings per share, future backlog and book of business, future tax rate, future outstanding shares and other future business, economic and industry conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution you against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements: economic weakness and declines in client spending; changes in our book of business; our compliance with government contract procurement regulations; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; liquidated damages; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed priced contract on earnings; the inherent dangers at our project sites; impairment of our goodwill; the impact of changes in laws and regulations; nuclear indemnifications and insurance; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; integration of acquisitions; our leveraged position and the ability to service our debt; restrictive covenants in our credit agreement; risks associated with international operations; business activities in high security risk countries; third-party software risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-Q for the period ended April 2, 2010 as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which it was made and we assume no obligation to revise or update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except per share data)

	April 2, 2010	January 1, 2010
ASSETS
Current assets:
Cash and cash equivalents	$638,451	$720,621
Short-term investments	633	30,682
Accounts receivable, including retentions of $59,621 and $41,771, respectively	1,010,154	924,271
Costs and accrued earnings in excess of billings on contracts	1,205,700	1,024,215
Less receivable allowances	(46,500)	(47,651)
Net accounts receivable	2,169,354	1,900,835
Deferred tax assets	73,462	98,198
Other current assets	120,712	130,484
Total current assets	3,002,612	2,880,820
Investments in and advances to unconsolidated joint ventures	97,450	93,874
Property and equipment at cost, net	247,932	258,950
Intangible assets, net	415,739	425,860
Goodwill	3,171,084	3,170,031
Other assets	80,103	74,881
Total assets	$7,014,920	$6,904,416
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$16,337	$115,261
Accounts payable and subcontractors payable, including retentions of $55,911 and $51,475, respectively	615,960	586,783
Accrued salaries and employee benefits	466,463	435,456
Billings in excess of costs and accrued earnings on contracts	212,621	235,268
Other current liabilities	128,231	156,746
Total current liabilities	1,439,612	1,529,514
Long-term debt	788,032	689,725
Deferred tax liabilities	305,963	324,711
Self-insurance reserves	112,605	101,338
Pension, post-retirement, and other benefit obligations	166,532	172,248
Other long-term liabilities	140,182	136,415
Total liabilities	2,952,926	2,953,951
Commitments and contingencies
URS stockholders’ equity:
Preferred stock, authorized 3,000 shares; no shares outstanding	—	—
Common shares, par value $.01; authorized 200,000 shares; 85,851 and 86,071 shares issued, respectively; and 82,799 and 84,019 shares outstanding, respectively	858	860
Treasury stock, 3,052 and 2,052 shares at cost, respectively	(132,222)	(83,810)
Additional paid-in capital	2,884,681	2,884,941
Accumulated other comprehensive loss	(45,515)	(49,239)
Retained earnings	1,248,682	1,153,062
Total URS stockholders’ equity	3,956,484	3,905,814
Noncontrolling interests	105,510	44,651
Total stockholders’ equity	4,061,994	3,950,465
Total liabilities and stockholders’ equity	$7,014,920	$6,904,416

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

	Three Months Ended
	April 2, 2010	April 3, 2009
Revenues	$2,207,476	$2,520,638
Cost of revenues	(2,086,747)	(2,379,423)
General and administrative expenses	(20,164)	(18,085)
Equity in income of unconsolidated joint ventures	24,657	40,013
Operating income	125,222	163,143
Interest expense	(9,372)	(14,723)
Other expenses	—	(7,584)
Income before income taxes	115,850	140,836
Income tax expense	(2,182)	(57,635)
Net income	113,668	83,201
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(18,048)	(7,729)
Net income attributable to URS	$95,620	$75,472

Earnings per share:
Basic	$1.17	$.93
Diluted	$1.17	$.92
Weighted-average shares outstanding:
Basic	81,384	81,492
Diluted	81,912	82,018

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Three Months Ended
	April 2, 2010	April 3, 2009
Cash flows from operating activities:
Net income	$113,668	$83,201
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	19,841	22,670
Amortization of intangible assets	11,147	13,206
Amortization of debt issuance costs	3,088	1,963
Unrealized loss on foreign currency forward contract	—	6,225
Normal profit	20	(1,466)
Provision for doubtful accounts	664	1,550
Deferred income taxes	6,786	31,700
Stock-based compensation	10,430	8,583
Excess tax benefits from stock-based compensation	(2,908)	(511)
Equity in income of unconsolidated joint ventures, less dividends received	(7,329)	(17,116)
Changes in operating assets, liabilities and other, net of effects of newly consolidated joint ventures:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	(147,101)	46,824
Other current assets	7,251	32,888
Advances to unconsolidated joint ventures	(4,591)	13,863
Accounts payable, accrued salaries and employee benefits, and other current liabilities	(52,968)	(12,921)
Billings in excess of costs and accrued earnings on contracts	(30,442)	(10,045)
Other long-term liabilities	8,232	1,333
Other assets, net	(1,759)	(629)
Total adjustments and changes	(179,639)	138,117
Net cash from operating activities	(65,971)	221,318
Cash flows from investing activities:
Cash related to newly consolidated joint ventures	20,696	—
Proceeds from disposal of property and equipment	977	1,438
Investments in unconsolidated joint ventures	(2,518)	(6,544)
Changes in restricted cash	(152)	(512)
Capital expenditures, less equipment purchased through capital leases and equipment notes	(7,425)	(9,252)
Maturity of short-term investment	30,049	—
Net cash from investing activities	41,627	(14,870)
Cash flows from financing activities:
Long-term debt principal payments	(2,643)	(2,743)
Net payments under lines of credit and short-term notes	(349)	(69)
Net change in overdrafts	(4,619)	3,173
Capital lease obligation payments	(1,742)	(1,635)
Excess tax benefits from stock-based compensation	2,908	511
Proceeds from employee stock purchases and exercises of stock options	1,108	822
Net distributions to noncontrolling interests	(4,077)	(19,109)
Purchase of treasury stock	(48,412)	(23,972)
Net cash from financing activities	(57,826)	(43,022)
Net increase (decrease) in cash and cash equivalents	(82,170)	163,426
Cash and cash equivalents at beginning of period	720,621	223,998
Cash and cash equivalents at end of period	$638,451	$387,424

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In thousands)

	Three Months Ended
	April 2, 2010	April 3, 2009
Supplemental information:
Interest paid	$6,351	$13,247
Taxes paid	$2,817	$9,892
Taxes refunded	$—	$30,000

Supplemental schedule of noncash investing and financing activities:
Equipment acquired with capital lease obligations and equipment note obligations	$1,787	$1,941

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

	As of
(In billions)	April 2, 2010	January 1, 2010
Backlog by market sector:
Power	$1.3	$1.3
Infrastructure	2.8	2.6
Industrial and commercial	1.6	1.3
Federal	11.8	12.1
Total backlog	$17.5	$17.3

(In billions)	Infrastructure & Environment	Federal Services	Energy & Construction	Total
As of April 2, 2010
Backlog	$3.0	$7.3	$7.2	$17.5
Option years	0.5	2.1	2.1	4.7
Indefinite delivery contracts	5.0	1.5	1.2	7.7
Total book of business	$8.5	$10.9	$10.5	$29.9

As of January 1, 2010
Backlog	$2.7	$7.2	$7.4	$17.3
Option years	0.4	2.1	2.5	5.0
Indefinite delivery contracts	4.3	1.6	1.2	7.1
Total book of business	$7.4	$10.9	$11.1	$29.4

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME BY SEGMENT

	Three Months Ended
(In millions)	April 2, 2010	April 3, 2009
Revenues
Infrastructure & Environment	$775.1	$831.6
Federal Services	637.5	634.4
Energy & Construction	808.1	1,073.3
Inter-segment, eliminations and other	(13.2)	(18.7)
Total revenues	$2,207.5	$2,520.6

Operating income
Infrastructure & Environment	$51.4	$63.5
Federal Services	35.7	35.9
Energy & Construction	58.4	81.8
General and administrative expenses	(20.3)	(18.1)
Total operating income	$125.2	$163.1

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY SEGMENT

Three months ended April 2, 2010 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment	$31.7	$357.2	$175.0	$202.9	$766.8
Federal Services	—	—	636.7	—	636.7
Energy & Construction	258.4	114.0	260.8	170.8	804.0
Total	$290.1	$471.2	$1,072.5	$373.7	$2,207.5

Three months ended April 3, 2009 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment	$47.7	$370.0	$164.0	$234.2	$815.9
Federal Services	—	—	633.6	—	633.6
Energy & Construction	381.0	77.6	153.6	458.9	1,071.1
Total	$428.7	$447.6	$951.2	$693.1	$2,520.6